UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 22, 2004

MBNA Corporation
(Exact name of registrant as specified in its charter)

Maryland	1-10683	52-1713008
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wilmington, Delaware	19884-0131
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(800) 362-6255

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On October 22, 2004, MBNA Europe Bank Limited ("MBNA Europe"), as borrower, MBNA America Bank, N.A. ("MBNA America Bank"), as guarantor, J.P. Morgan plc and Lloyds TSB Bank plc, as mandated lead arrangers, Lloyds TSB Bank plc, as agent, and the Original Banks (as defined therein) entered into the £350,000,000 Multicurrency Revolving Credit Facility Agreement, dated October 22, 2004 (the "Multicurrency Revolving Credit Facility"). The Multicurrency Revolving Credit Facility replaces the Multicurrency Revolving Credit and Sterling Acceptance Facility Agreement, dated June 5, 2000 (the "Terminating Facility"), by and between MBNA Europe, MBNA America Bank, Bank One, NA, as lead arranger, Bank of America N.A., Lloyds TSB Bank plc, The Royal Bank of Scotland plc, and Westdeutsche Landesbank Girozentrale, as co-arrangers, Lloyds TSB Bank plc, as agent and the Banks (as defined therein). MBNA America Bank is MBNA Corporation’s principal subsidiary and the parent of MBNA Europe.

MBNA Europe may take advances under the Multicurrency Revolving Credit Facility subject to covenants and conditions customary in a transaction of this nature, including requirements for tangible net worth. The Multicurrency Revolving Credit Facility has a five year term, during which time period MBNA Europe may make draws for one, two, three, six or nine months or any other agreed upon period at an interest rate of LIBOR or EURIBOR plus 15 basis points. The Multicurrency Revolving Credit Facility is unconditionally and irrevocably guaranteed by MBNA America Bank. The Multicurrency Revolving Credit Facility may be used for general corporate purposes and was not drawn upon as of the date of this filing.

The description set forth in this report of the terms and conditions of the Multicurrency Revolving Credit Facility is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10 hereto.

Item 1.02. Termination of a Material Definitive Agreement.

On October 22, 2004, MBNA Europe terminated the Terminating Facility (as defined in Item 1.01 above) by giving notice to the agent in accordance with the terms of the Terminating Facility. The Multicurrency Revolving Credit Facility replaces the Terminating Facility, whose termination is a condition precedent to the establishment of the Multicurrency Revolving Credit Facility.

Under the Terminating Facility, MBNA Europe was able to take advances subject to customary covenants and conditions, including requirements for tangible net worth and account delinquencies. No amounts were outstanding on the Terminating Facility prior to its termination.

The description set forth in this report of the terms and conditions of the Terminating Facility is qualified in its entirety by reference to the full text of such agreement. The Terminating Facility is filed as Exhibit 10.5 to MBNA Corporation’s 2000 Annual Report on Form 10-K.

Exhibit 10:  MBNA Europe Limited £350,000,000 Multicurrency Revolving Credit Facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBNA Corporation

Date: October 27, 2004	By:	/s/	Kenneth A. Vecchione
Kenneth A. Vecchione
Chief Financial Officer